Exhibit 2

JOINT FILING AGREEMENT

PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein or therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

SOFTVEST ADVISORS, LLC

Signature:	/s/ Eric Oliver
Name: Eric Oliver
Title: President and Managing Member
Date: October 9, 2025

SOFTVEST, LP

By: SoftVest GPI, LLC its general partner

Signature:	/s/ Eric Oliver
Name: Eric Oliver
Title: President and Managing Member
Date: October 9, 2025

SOFTVEST, GP I, LLC

Signature:	/s/ Eric Oliver
Name: Eric Oliver
Title: President and Managing Member
Date: October 9, 2025

Eric L. Oliver

Signature:	/s/ Eric Oliver
Date: October 9, 2025